Exhibit 10.36

[Important Notice] In order to protect the legitimate rights and interests of the Borrower, the Borrower should carefully read and fully understand all the terms of this Contract (especially the exemption or limitation of liability, the application of law and dispute resolution provisions, and other bolded provisions) before signing this Contract, and the Borrower is requested to pay special attention to the conditions for the issuance of loans as stipulated in Article 2 of the Loan Contract, the repayment and late collection arrangements as well as the agreement on default liability as stipulated in Article 7 of the Limit Contract. Borrowers are requested to pay particular attention to the loan disbursement conditions stipulated in Article 2 of the Loan Contract, the repayment and late collection arrangements as well as the default liability agreement in Article 7 of the Line Contract. If the Borrower does not agree with or cannot accurately understand any of the terms and conditions of the Loan Contract, or if the Borrower has any problems in the process of applying for or using the Loan Service, please refrain from any subsequent operation and contact the Lender through the WBG Customer Service Hotline 95384 to make enquiries, complaints and suggestions. Confirmation of the contract by the Borrower or the Borrower’s authorized representative on the operation page indicates that the Borrower has read and agreed to the contract and agreed to sign the contract with an electronic signature, and the contract will then come into effect legally.

Loan contract WYQYJK20230823

Contract number: GHDJJXS020230915016065

WHEREAS: The Borrower and WeBank have entered into the Contract for Borrowing Limit or Contract for Comprehensive Credit Line (the specific contract name shall be subject to the signature of both parties, hereinafter referred to as the “Contract for Borrowing Limit”) numbered EDXS020230810004993 (the specific contract title shall be subject to the signature of both parties, hereinafter referred to as the “Comprehensive Line of Credit Contract”). For the purpose of applying for the loan from WeBank, the Borrower and WeBank have signed this Loan Contract (hereinafter referred to as the “Contract”) as a single loan contract under the Line Contract, and the relevant covenants (including the purpose of borrowings, the Borrower’s declarations and undertakings, and the liability for breach of contract, etc.) and the relevant guarantees under the Line Contract are also applicable to the Contract.

Article I. Loan Elements (IOUs)

Lender (Party A) : Shenzhen Qianhai Micro Public Bank Co. Ltd.

Borrower (Party B)

Borrower’s name: Zhoukou Senbo Environmental Protection Technology Co. Ltd

Borrower’s address: No. 129, Chenjiao Township Industrial Park, Dancheng County, Zhoukou City, Henan Province, China.

Borrower’s email address (e-delivery e-mail address): 18697776333@163.com

Legal representative/ or operator/ or person in charge: Lin Haibin Legal representative/ or operator/ or responsible person’s e-mail address: 18697776333@163.com Legal representative / or operator / or person in charge mobile number (e-delivery mobile number): 18697776333

Loan Information

Amount borrowed: RMB 1,000,000 yuan

Loan period: 24 installments

Annual interest rate: 13.8996%, is the latest one-year loan prime rate (LPR) published by the National Interbank Offered Rate Centre (NIBOR) on the working day preceding the date of signing of this contract

+10.4496%.

Release date: 2023/09/15

Expiry date: 2025/09/14

Purpose of loan: For the turnover of Party B’s working capital

Payment Method
☒ Direct payment	☐ Entrusted payments

Collection information Account Name: Zhoukou Senbo Environmental Protection Technology Co. Ltd Account number: 9999677358370100118958 Payee bank: WeBank

Repayment Information Repayment account name: Zhoukou Senbo Environmental Protection Technology Co. Ltd Repayment Account No.: 9999677358370100118958 Repayment date: 14th of each month

Arrangement for repayment of principal and interest: subject to the repayment plan shown to Party B on the page of the financing platform.
Operator: Lin Haibin

Special Reminder: If the actual lending date in Party A’s system is inconsistent with the content of the loan elements table, the actual loan disbursement date in Party A’s system shall prevail; the maturity date may change according to the change of the loan disbursement date, and the actual maturity date in Party A’s system shall prevail.

The interest rate of the loan is based on the latest quoted one-year LPR published by the National Interbank Offered Rate Centre (NIBOR) on the working day before the signing date of the contract, above or down some basis points of LPR. Borrowings under this loan contract are subject to a fixed annualized interest rate, which is calculated on the basis of the actual number of days of borrowing. For loans that have already been disbursed, the established interest rate will remain unchanged by using the simple interest calculation and will not be affected by LPR adjustments. Daily interest rate = annualized interest rate/360.

Article 2 Disbursement of the loan

2.1 Party A has the right to review the following matters before disbursing the loan and decide whether to disburse the loan amount based on the results of the review:

(1) Whether Party B has, in accordance with relevant laws and regulations, completed the governmental licenses, approvals, registrations, deliveries, etc., relating to the borrowings under this contract.

Statutory formalities (if any);

(2) Whether or not a guarantee contract relating to the Credit Limit Contract and/or this Contract is in force (if any);

(3) Whether you have paid the fees (if any) in connection with this contract;

(4) Whether Party B has fulfilled the conditions for borrowing under this contract;

(5) Whether there has been any unfavourable change in the operating and financial conditions of Party B and the Guarantor (if any);

(6) Whether there is a change in your willingness to repay and the willingness of the guarantor (if any) to guarantee;

(7) Whether Party B has committed any breach of this contract.

2.2 The loan under this contract are non-revolving.

2.3 After the signing of this Contract and before the disbursement of the Loan, within the scope permitted by laws and regulations, if Party A is unable to disburse the Loan to Party B or unilaterally cancels the Contract due to any of the following reasons, Party A shall not be liable for any breach of contract or compensation, such reasons include:

(1) Party A shall take measures to control the scale and investment direction of credit in accordance with national macro-control policies, laws and regulations, requirements of the regulatory authorities and the needs of risk control;

(2) Party B fails to pass Party A’s risk control verification or identity verification, such as Party A’s risk model identifies that there is a loan risk and refuses to lend, or Party B’s face swipe audit fails.

(3) Party B’s borrowing information (including the name of the company using the funds, legal representative, etc.) is changed, and the borrowing conditions stipulated in the Comprehensive Credit Line Contract or this contract are not fulfilled.

(4) There are abnormalities in the feedback from the account bank of the collection account provided by Party B, such as abnormal payment postal routes and abnormal account status.

2.4 Party B shall use the borrowings under this contract in accordance with the purposes agreed in Article 1 of this contract, and shall not use the borrowed funds for the following purposes:

(1) Purchase of housing and repayment of housing mortgage loans;

(2) Purchase of investments such as stocks, bonds, futures, financial derivative products and asset management products;

(3) Investments in fixed assets and equity interests;

(4) Other uses prohibited by laws and regulations.

2.5 Borrowing disbursements and payments

(1) For self-disbursed borrowings, Party A will release the loan to the business account provided by Party B in accordance with its application for withdrawal, and Party A will disburse the loan to the counterparty that meets the agreed purpose.

(2) For loans entrusted for payment, Party A will pay the borrowed funds directly to the designated account of Party B’s designated counterparty in accordance with Party B’s withdrawal application and payment entrustment. Party B undertakes to provide business contracts and other supporting materials related to the payment application upon Party A’s request, and guarantees that the aforesaid supporting materials are true, legal and effective.

☐ (3) In order to satisfy the agreement on payment account in the business contract signed with the counterparty, Party B entrusts Party A to pay the borrowed funds to the designated account of the counterparty specified by Party B through the internal account opened by Party B’s legal representative/or operator/or responsible person with Party A.

2.6 Loan management

After the issuance of the loan, Party A has the right to request Party B to provide information on the transaction object, payment amount and other supporting materials such as corresponding business contracts through the financing platform and other means as requested by Party A, and regularly inform Party A of the disbursement of the borrowed funds in aggregate. Party A has the right to verify and supervise the use of the borrowed funds by means of account analysis, voucher checking, going there by itself or appointing a third party service provider to conduct on-site investigation, etc., and has the right to request Party B to report on the use of the borrowed funds in summary as appropriate, and Party B shall cooperate with it.

2.7 In the event of duplicate loan disbursement by Party A, or disburse when it should not be disbursed, due to problems in our system, lending access, etc., Party B authorizes Party A to collect the loan directly from the Party B’s repayment account and collection account which shall be used to transfer back and withhold the excess amount of duplicate disbursement and the amount that should not be disbursed.

Article 3 Repayment.

3.1 Party B shall make repayment in accordance with the repayment amount and date of each instalment as set out in the repayment plan displayed to Party B on the interactive page of the financing platform (the internet operation page through which the Borrower can make enquiries on the application, signing and repayment of the Loan, including mobile phone client, WeChat public website, H5 page, PC website, etc., operated or endorsed by Party A, same below).

3.2 Party B shall take the initiative to check the transaction details through the financing platform to confirm the content of the transaction. The transaction records kept by Party A under this Contract shall be the true evidence of the use of the loan and shall be binding on Party B. Party B shall not deny the borrowing behaviour or the transaction amount on the ground that it has not received the statement or seen the transaction details.

3.3 Repayment Account: means the bank account (including the special internal account for repayment set up by Party A for Party B) which is provided to the Lender for the Borrower’s application for and use of the Loan Service, and the repayment account shall be subject to the agreement in Article 1 of this Contract.

Party B shall not change or cancel the repayment account until Party B has repaid all the loan principal, interest and expenses (if any, expenses include the lawyer’s fee, litigation fee, arbitration fee, travelling fee, public announcement fee, service notice fee, execution fee, transfer fee, etc. paid by Party A for the realization of the claim) under this contract and the credit line contract.

3.4 Early Repayment Agreements

(1) ☐ Party B cannot apply for early repayment on the day of borrowing.

☒ Party B cannot apply for early repayment within 1 natural day after withdrawal.

☐ Party B may not apply for early repayment on your own initiative.

(2) Party B can only make early repayment after Party A’s inspection and approval. If the early repayment is inspected and approved by Party A, the early repayment penalty shall be waived. When there are several outstanding loans, Party A has the right to limit the order and lower limit of the amount of the loans to be settled in advance, subject to Party A’s acceptance of Party B’s application for early repayment and the results of the system deduction.

(3) If Party B is required to advance the repayment of the loan in part or in full, or to announce the early maturity of the loan due to the creditworthiness of Party B or the risk control factors identified by Party A according to the information available to Party A, or for other justifiable reasons, Party A’s notification shall prevail.

3.5 Party A have the right to request through the System that Party B makes repayments in accordance with one of the following two repayment methods:

(1) Active repayment: Party B takes the initiative to repay to Party A the principal and interest of the loan and related expenses.

(2) Automatic Repayment (Withholding repayment): Party B will deposit the full amount of repayment into the repayment account one day before the agreed repayment date. Party B hereby authorizes Party A to debit the principal, interest and charges (if any) of the loan under this contract from the repayment account.

3.6 Party B hereby confirms and authorizes Party A to reduce the amount of deduction and to make multiple repayment installments when the balance of the repayment account is insufficient. If the automatic debit fails due to various reasons (including insufficient balance in the Repayment Account, etc.), you hereby authorize us to debit any of your accounts with us (including the special internal account set up by Party B for repayment of the Loan), or entrust Party A to debit the financial institution which co-operates in the lending of the Loan (if any) and/or the assignee of the Claims (if any), with the corresponding amount, so as to settle the principal amount of the Loan due or prematurely due by Party B to Party A or to the co-operating financial institution and/or the assignee of the Claims (if any), until all debts of Party B have been paid off.

3.7 Party B shall repay the principal amount of the Loan, interest and charges (if any) in full and on time when they become due under this Contract. If any instalment is not repaid in full and on time, Party A shall have the right to declare the Loan immediately due and demand Party B to repay the entire Loan, and to charge a penalty interest on the overdue Loan from the date of overdue repayment for the entire Loan not yet repaid.

If Party B fails to repay the loan as agreed upon upon upon maturity or early maturity, Party A has the right to charge penalty interest on the principal amount of the loan at the interest rate of 50% higher than the agreed upon in writing in a single credit contract under this contract from the date of overdue in accordance with the number of actual overdue days. If Party B fails to use the borrowings for the agreed purpose, Party A shall have the right to charge penalty interest on the misappropriated part of the borrowings from the date of using the borrowings in violation of the contract at the interest rate agreed in writing for a single credit contract under this contract plus 100%. If Party B has overdue and misappropriated the loan at the same time, Party B shall choose the higher one to charge the penalty interest.

3.8 Party B hereby authorizes Party A to withhold funds from Party B’s deposits, prepayments, rebates, warranty deposits, accounts receivable and other monies of with Party A for the purpose of repaying the principal and interest of Party its loan with Party A in the event of its return of goods, surrender of rent or failure to repay the principal and interest of its loan with Party A in full and on time;

At the same time, Party B authorizes to transfer its deposit, prepayment, rebate, warranty, accounts receivable and other sums to Party A or to its repayment account with Party A for the purpose of repaying the principal and interest of the loan it has borrowed from Party A.

3.9 Party B agrees that, in order to carry out post-credit management, scientifically and reasonably control the credit limit and better provide credit services to Party B, Party A shall, subject to the applicable laws and regulations, provide you with the following credit services within the scope permitted by laws and regulations, it has the right to delegate the handling of Party B’s credit information, borrowing and repayment information to the following third parties:

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3.10 Party B agrees that Party A has the right to transfer its rights under this Contract and all or part of its claims against Party B based on this Contract to a third party by way of debt assignment or asset securitisation without obtaining Party B’s consent, and Party A has the right to choose to notify Party B of the transfer of the claims by way of phone call, short message service (SMS), email, Wechat, announcement, announcement on the Platform or message on the Platform. In particular, Party A has the right to provide Party B’s credit information, borrowing and repayment information obtained by Party A on the basis of this Contract to the transferee or potential transferee and the intermediary institutions providing services for the transferee or potential transferee when transferring the Claims, including providing Party B’s credit information, borrowing and repayment information to the transferee or potential transferee and the intermediary institutions providing services for due diligence purpose in the process of transferring the Claims, such as by way of securitisation.

Article 4 Additional articles

4.1 If it is agreed in the line of credit contract that the content related to the “loan note”, it has been displayed to the first article of this contract “Loan elements (loan note)”. Adjustment of the position of data display does not affect the validity of the relevant provisions of the Line Contract.

4.2 Other outstanding matters are subject to the agreement of the Credit Limit Contract.

Annex 1:

Commitment to Employment Stabilization

The Borrower undertakes to create conditions to promote employment and stabilize jobs in accordance with national, provincial and municipal requirements for stabilization of jobs, not to lay off employees and to lay off fewer employees, and to use the borrowings issued by the Lender for the unit’s liquidity purposes, including the payment of employees’ wages, payment of social insurance premiums, transfer training, skills upgrading training, and other capital liquidity needs of the Borrower and others.

At the same time, the borrower undertakes to pay unemployment insurance premiums in full for its employees in accordance with the law, take the initiative to assume social responsibility, and take effective measures not to lay off employees or to keep the layoff rate lower than the registered unemployment rate of cities and towns in the city.

The borrower will be responsible for any discrepancy with the commitment.

Annex 2:

Letter of Commitment on the Use of Funds

The Borrower undertakes that it shall use the Borrowings under this Contract in accordance with the purposes agreed in Article 1 hereof, and shall not use the Borrowed Funds for the following purposes: (1) Purchase of a home and repayment of home mortgage loans;

(2) Purchase of investments such as stocks, bonds, futures, financial derivative products and asset management products;

(3) Investments in fixed assets and equity interests;

(4) Other uses prohibited by laws and regulations.

Party A has the right to supervise the use, destination and usage of the Borrowed Funds by means of account analysis, inspection of documents, on-site investigation by itself or by appointing a third party service provider, etc., and has the right to request Party B to report on the usage of the Borrowed Funds in summary as appropriate, and Party B shall cooperate with it.

Once Party A discovers that the loan has been misappropriated for the real estate sector, it will immediately recover the loan, reduce the credit limit of Party B, and pursue Party B for the corresponding legal responsibility.

(This page is the signature page of the Loan Contract No. GHDJJXS020230915016065)

Party A(Seal):

Date of signature: September 15, 2023

Party B (Seal):

Date of Signature: September 15, 2023

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